EXHIBIT 10.b.1.(ix)

                            ALEXANDER & BALDWIN, INC.
                     1989 STOCK OPTION/STOCK INCENTIVE PLAN

                                 AMENDMENT NO. 3



     The Alexander & Baldwin, Inc. 1989 Stock Option/Stock Incentive Plan (the "Plan"), as previously amended by Amendment No. 1 executed July 2, 1992 and Amendment No. 2 executed January 27, 1994, is hereby further amended, effective as of October 27, 1994, as follows:

     1.   Article V of the Plan is hereby redesignated as Article VI.

     2.   A new Article V is hereby added to the Plan to read as follows:

                                   "ARTICLE V

                           RELOAD OPTION GRANT PROGRAM

     TERMS AND CONDITIONS OF RELOAD OPTIONS

          A. The Committee shall have full power and authority, exercisable in its sole discretion either at the time an option is granted under the Regular Option Grant Program (Article II) or the Discounted Option Grant Program (Article III), or at any time while such option remains outstanding, to incorporate into that option the reload feature described in this Article V. To the extent an option with such a reload feature is subsequently exercised through the delivery of previously-acquired shares of Common Stock in payment of the option price for the shares purchased under that option, and/or through the delivery of such shares (or the withholding of a portion of the shares of Common Stock otherwise issuable under that option) in satisfaction of the withholding tax liability incurred in connection with such exercise, the Optionee shall automatically be granted, at the time of such exercise (the "Reload Grant Date"), a new option (the "Reload Option") to purchase the number of shares of Common Stock so delivered and/or withheld. The Committee shall have the discretion, however, to specify in the instrument evidencing the Reload Option that a Reload Option will not be granted in the event the Optionee delivers previously-acquired shares or has option shares withheld in satisfaction of a withholding tax liability. For purposes of this
     Article V, the underlying option with such a reload feature shall be referred to as the "Original Option," and an Original Option may include any option outstanding under the Plan at the time this
     Article V program becomes effective or any option granted under the Plan after such time.

          B. The Committee may, in its sole discretion, provide in the instrument evidencing the reload feature that no Reload Option shall be granted in the event the Original Option with such feature is not exercised before a specified period of time has elapsed after the grant date of that Original Option.

          C. The reload feature and each Reload Option shall each be evidenced by instruments in such form as the Committee shall from time to time deem appropriate. However, the terms and provisions of each Reload Option shall be exactly the same as the terms and provisions of the Original Option to which such Reload Option relates, except to the extent otherwise indicated below.

               1.   Option Price.

                    a. Unless the Committee specifies otherwise in the instrument evidencing the reload feature, the option price per share of the Common Stock purchasable under the Reload Option shall be equal to the Fair Market Value per share of Common Stock on the Reload Grant Date. The Committee shall have full power and authority under this
     Article V to provide in the instrument evidencing the reload feature that the Reload Option shall have an exercise price per share that is up to one hundred fifty percent (150%) of the option price per share in effect at the time under the Original Option, in the event said exercise price is greater than the Fair Market Value per share of Common Stock on the Reload Grant Date.

                    b. The option price shall become immediately due upon exercise of the Reload Option and shall be payable in the same form or forms in which the option price may be paid under the Original Option.

               2. No Additional Reload Option. In no event shall any additional Reload Option be granted in connection with the subsequent exercise of a Reload Option granted with respect to an Original Option, whether or not shares of Common Stock are delivered or withheld in connection with the payment of the option price of that Reload Option or in satisfaction of the withholding tax liability incurred in connection with the exercise of that Reload Option. Accordingly, not more than one Reload Option will be granted per Original Option.

               3. Term of Reload Option. The Reload Option shall have the same maximum option term and expiration date as the Original Option to which it relates, subject to earlier termination in accordance with paragraph 5 of this Section C of Article V.

               4.   Exercise of Reload Option.

                    a. The Committee shall specify in the instrument evidencing the reload feature the period of time which must elapse following the exercise of the Original Option and other conditions that must be met before the Reload Option shall become exercisable.
     In no event shall the Reload Option become exercisable in whole or in part within the first six (6) months following the Reload Grant Date, unless the Committee provides for earlier exercise in the event of the Optionee's death or disability. Once the period specified by the Committee has elapsed, the Reload Option shall become immediately exercisable for all of the shares of Common Stock at the time subject to the Reload Option.

                    b. During the lifetime of the Optionee, the Reload Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution.

               5. Termination of Service. Upon the Optionee's cessation of Service for any reason while holding one or more outstanding Reload Options under this Article V, each such Reload Option shall terminate and cease to be outstanding at the same time the Original Option to which that Reload Option terminates in connection with such cessation of Service.

               6. Stockholder Rights. The holder of the Reload Option shall have none of the rights of a stockholder with respect to any shares covered by the Reload Option until such individual shall have exercised the Reload Option, paid the option price and satisfied all other conditions precedent to the issuance of certificates for the purchased shares.

          D.   Corporate Transaction/Change in Control.

               1. Should a Corporate Transaction or Change in Control (as such terms are defined in Article II) occur after the Reload Option has been outstanding for a period of more than six (6) months, then the Reload Option granted shall immediately become exercisable for one or more shares of Common Stock at the time subject to that Reload Option, to the same extent (if any) to which the exercisability of the Original Option to which the Reload Option relates is accelerated in connection with such Corporate Transaction or Change in Control.

               2. Upon the consummation of the Corporate Transaction, each outstanding Reload Option shall, to the extent not previously exercised or assumed by the successor corporation or its parent com pany, terminate and cease to be outstanding.

               3. If the Company is the surviving entity in any merger or other business combination which does not result in the termination of outstanding Reload Options under this Article V, then each such continuing Reload Option shall be appropriately adjusted to apply and pertain to the number and class of securities which would be issuable, in consummation of such merger or business combination, to an actual holder of Common Stock for the same number of shares as are subject to such Reload Option immediately prior to such merger or business combination. Appropriate adjustments shall also be made to the option price per share payable under the Reload Option, provided the aggregate option price shall remain the same.

               4. The grant of Reload Options under this Article V shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          E.   Miscellaneous Provisions.

               1. No stock appreciation rights shall be granted in connection with any Reload Option.

               2. The Company's obligation to deliver shares of Common Stock upon the exercise of Reload Options granted under this Article V shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

               3. To the extent the Optionee has the right to have a portion of the shares purchased under the Original Option withheld by the Company in satisfaction of the applicable withholding taxes incurred in connection with the exercise of the Original Option (or otherwise to deliver existing shares of Common Stock in satisfaction of such tax liability), the Optionee shall have the similar right with respect to the withholding tax liability incurred in connection with the exercise of the Reload Option, unless the Committee specifies otherwise in the instrument evidencing the reload feature."

     3. Except as modified by this Amendment, all the terms and provisions of the Alexander & Baldwin, Inc. 1989 Stock Option/Stock Incentive Plan, as previously modified by Amendments No. 1 and 2, shall continue in full force and effect.

     IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment No. 3 to be executed on its behalf by its duly-authorized officers on this 27th day of October, 1994.


                              ALEXANDER & BALDWIN, INC.

                              By   /s/ Miles B. King
                                 Its Vice President

                              By   /s/ Alyson J. Nakamura
                                 Its Assistant Secretary